BEAR STEARNS

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
212-272-4009

DATE:	July 28, 2006
TO:	GS Mortgage Securities Corp.
ATTENTION:	Eugene Gorelik
TELEPHONE:	212-902-5008
FACSIMILE:	212-493-0349
TO:	Goldman Sachs Capital Markets, L.P.
ATTENTION:	Roger Yao
TELEPHONE:	212-357-8377
FACSIMILE:	212-493-0495
FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857
RE:	**Novation Confirmation**
REFERENCE NUMBER(S):	FXNEC8518 FXNEC8542

The purpose of this letter is to confirm the terms and conditions of the Novation Transactions entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a "Confirmation" as referred to in the New Agreement specified below.

1. The definitions and provisions contained in the 2004 ISDA Novation Definitions (the "Definitions") and the terms and provisions of the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the 2000 ISDA Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2. The terms of the Novation Transactions to which this Novation Confirmation relates are as follows:

Novation Trade Date:	July 28, 2006
Novation Date:	July 28, 2006
Novated Amount:	The Notional Amount as specified in Exhibit A attached hereto.
Transferor:	Goldman Sachs Capital Markets, L.P.
Transferee:	GS Mortgage Securities Corp.
Remaining Party:	Bear Stearns Financial Products Inc.

3. The terms of the Old Transactions to which this Novation Confirmation relates, for identification purposes, are as specified in the Old Confirmations attached hereto as Exhibit A and Exhibit B.

4. Except as modified herein, the terms of the New Transactions to which this Novation Confirmation relates shall be as specified in the copy of the Old Confirmations, as amended herein, attached hereto as Exhibit A and Exhibit B.

Full First Calculation Period:	Applicable

5. Offices:

Transferor:	Not Applicable
Transferee:	Cayman Islands
Remaining Party:	Not Applicable

6. Other Provisions. Additional Provisions relating to the New Transaction:

Provisions Deemed Incorporated into the New Agreement.

a) Tax Representations.

(i) For the purpose of Section 3(e) of the ISDA Form Master Agreement, Remaining Party and Transferee make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under the ISDA Form Master Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Form Master Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(ii) For purposes of Section 3(f) of the 1992 ISDA Master Agreement, Transferee is a corporation created or organized under the laws of the Cayman Islands. Each payment received or to be received by Transferee in connection with this Agreement will not be treated as effectively connected with the conduct of a trade or business in the United States of America by Transferee.

Transferee is (A) a "non-U.S. branch of a foreign person" as that term is used in U.S. Treasury Regulation Section 1.1441-4(a)(3)(ii) (or any applicable successor provision) and (B) a "foreign person" as that term is used in U.S. Treasury Regulation Section 1.6041-4(a)(4) (or any applicable successor provision).

Transferee is not a bank that has entered into this Agreement in the ordinary course of its trade or business of making loans, as described in Section 881(c)(3)(A) (or any applicable successor provision) of the U.S. Internal Revenue Code of 1986, as amended.

b) Proceedings. Remaining Party shall not institute against or cause any other person to institute against, or join any other person in instituting against, the Transferee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates. This provision will survive termination of the New Transactions.

c) Set-off. Notwithstanding any provision of the New Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party thereunder against any obligation between it and the other party under any other agreements.

d) No transfer, amendment, waiver, supplement, assignment or other modification of the Novated Transactions shall be permitted by either party without written consent by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (the "Rating Agency"). The Rating Agency shall not unreasonably withhold its consent to any transfer or assignment of the Novated Transactions.

7. Wire instructions for Transferee: Wells Fargo Bank NA
ABA # 121000248
Account Name: SAS Clearing
Account #: 3970771416
FFC TO: GSR 2006-7F #50933400

8. Addresses for Notices:

Transferee: GS Mortgage Securities Corp.
Attention: Eugene Gorelik
Goldman, Sachs & Co.
85 Broad Street, 27th Floor
New York, NY 10004
Telephone: 212-902-5008
Facsimile: 212-493-0349

Transferor: Goldman Sachs Capital Markets, L.P.
Attention: Eugene Gorelik
85 Broad Street, 27th Floor
New York, NY 10004
Telephone: 212-902-5008
Facsimile: 212-493-0349

Remaining Party: As specified in Section 6(a) of the Old Confirmations attached hereto as Exhibit A and Exhibit B.

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning a facsimile of the fully-executed Novation Confirmation to **212-272-9857.** The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transactions. The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transactions. For inquiries regarding U.S. Transactions, please contact **Susan Donlon** by telephone at **212-272-2364**. For all other inquiries please contact **Derivatives Documentation** by telephone at **353-1-402-6223**.

Bear Stearns Financial Products Inc.

By: ___/s/ Leticia Chevere____________
Name: Leticia Chevere
Title: Authorized Signatory
Date: July 28, 2006

Goldman Sachs Capital Markets, L.P.

By: _/s/ Steve Schultz_______________
As authorized agent or officer for Goldman Sachs Capital Markets, L.P.
Name: Steve Schultz
Title: Vice President
Date: July 28, 2006

GS Mortgage Securities Corp.

By: __/s/ Greg A. Finck__________________
As authorized agent or officer for GS Mortgage Securities Corp.
Name: Greg A. Finck
Title: Managing Director
Date: July 28, 2006

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